EX-99.e.1.iii

FORM OF SCHEDULE I

     This Schedule to the Distribution Agreement between Delaware Group Global & International Funds and Delaware Distributors, L.P. entered into as of May 15, 2003 and amended as of December __, 2008 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Series Name	Class Names	Total 12b-1 Plan Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Portion designated as Service Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Original Effective Date
Delaware Emerging Markets Fund	A Class	.30%		April 19, 2001
	B Class	1.00%	1.00%	April 19, 2001
	C Class	1.00%	1.00%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware International Value Equity Fund	A Class	.30%		April 19, 2001
	B Class	1.00%	1.00%	April 19, 2001
	C Class	1.00%	1.00%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Global Value Fund (formerly, Delaware International Small Cap Value Fund)	A Class	.30%		April 19, 2001
	B Class	1.00%	1.00%	April 19, 2001
	C Class	1.00%	1.00%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Global Focus Growth Fund	A Class	.30%		December 29, 2008
	C Class	1.00%	1.00%	December 29, 2008
	R Class	.60%		December 29, 2008
	Institutional Class			December 29, 2008

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